EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Malavika William mwilliam@establishmentlabs.com
Establishment Labs® Reports Third Quarter 2026 Financial Results
Revenue Increases 33.9% to $72.0 Million, Driven by 119% U.S. Growth
Achieves First Quarter of Positive Operating and Free Cash Flow and Raises Full-Year Revenue Guidance
NEW YORK, NY, October 29, 2026 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the third quarter ended September 30, 2026.
Third Quarter Business Highlights
•Announced a new supply agreement with NuSil to support long-term manufacturing capacity and future growth.
•Received FDA approval for additional smaller Motiva implant sizes, expanding the range of options available to U.S. surgeons and patients.
•Announced larger implant sizes for the minimally invasive platform, broadening treatment options and the potential patient population.
•Expanded the U.S. commercial footprint to more than 2,100 accounts, with more than 400 plastic surgeons trained on Preservé.
•FDA review of Motiva for breast reconstruction progressing in line with expectations.
Third Quarter 2026 Financial Results and Highlights (Unaudited)
Total revenue for the quarter ended September 30, 2026 was $72.0 million, compared to $53.8 million for the same period in 2025, representing a growth of 33.9%. U.S. revenue increased 119.0% to $26.0 million, while OUS revenue increased 9.7% to $46.0 million. Minimally invasive revenue increased 124.0% year over year to approximately $9 million.
GAAP gross profit was $49.7 million, or 69.1% of revenue, compared with a GAAP gross margin of 70.1% in the prior-year period. GAAP gross profit included $1.3 million of inventory charges associated with restructuring. Excluding these charges, adjusted gross margin was 70.8%, up 70 basis points year over year, supported by growth in the higher-margin U.S. business and minimally invasive platform. The quarterly mix also reflected stronger-than-anticipated OUS distributor sales, which contributed incremental revenue and gross profit dollars at lower margins.
GAAP operating expenses were $52.3 million, compared with $41.7 million in the prior-year period. Excluding litigation-related costs and restructuring and transition charges, adjusted operating expenses were $49.6 million, or 68.8% of revenue, compared with 77.6% in the prior-year period, an improvement of 880 basis points.
GAAP net loss was $10.7 million, or $(0.35) per share, compared with a net loss of $11.1 million, or $(0.38) per share, in the prior-year period. Adjusted EBITDA increased to $6.4 million, or 8.9% of revenue, from $1.2 million, or 2.2% of revenue, a year ago.
Net cash provided by operating activities was approximately $7.7 million for the quarter and $5.1 million of free cash flow, the first positive quarter in the Company’s history, compared with net cash used in the prior-year period. Cash and cash equivalents totaled $75.8 million at September 30, 2026.

“Third-quarter results reflect strong global revenue growth, increasing operating leverage and an important milestone in cash generation as we invest in innovation and commercial expansion.” said Peter Caldini, Chief Executive Officer. “We enter 2027 with a strong financial foundation and with significant opportunities and growth ahead of us, especially in minimally invasive and reconstruction. We expect fiscal 2027 to deliver growth of 25% and positive cash flow, setting the stage for many years to come.”

Full-Year 2026 Financial Outlook
Based on third-quarter performance and its current outlook, Establishment Labs updated its full-year 2026 expectations:
•Increasing revenue to more than $274 million, compared to the previous guidance of $269 million to $271 million.
•Adjusted Gross Margin of approximately 70.7%, reflecting a higher-than-anticipated mix of OUS distributor sales.
•Adjusted Operating Expenses of $195 million to $200 million, unchanged.
•Positive Adjusted EBITDA for the full year.

Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results. To participate in the conference call, Dial: (+1) 877-407-8037 (US & Canada) / (+1) 201-689-8037 (International). The call will also be available via live or archived webcast on the “Investor Relations” section of the Establishment Labs website at www.establishmentlabs.com.

About Establishment Labs
Establishment Labs Holdings Inc. is a global medical device company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction through the power of science, engineering, and technology. The company offers a portfolio of solutions for breast health, breast aesthetics, and breast reconstruction in over 100 countries. With five million Motiva® devices delivered to plastic and reconstructive surgeons since 2010, the company’s products have created a new standard for safety and patient satisfaction. The company’s minimally invasive platform consists of Mia Femtech®, a unique minimally invasive experience for breast harmonization, and Preservé™, a breast tissue preserving and minimally invasive technology for primary breast augmentation and primary mastopexy augmentation. GEM® is a next generation minimally invasive system for gluteal ergonomic modeling currently undergoing an IRB approved pivotal study. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Zensor™ is an RFID technology platform used to safely identify implantable devices from outside the body, and includes the company’s first biosensor Zen™, currently part of an IRB approved pivotal study to measure core breast temperature. These solutions are supported by over 200 patent applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2024 and FDA 21 CFR 820. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, products or related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance. As a result, our actual future results may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company's annual report on Form 10-K filed on February 27, 2026, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$71,993	$53,782	$199,412	$146,459
Cost of revenue	22,279	16,086	59,652	45,683
Gross profit	49,714	37,696	139,760	100,776
Operating expenses:
Sales, general and administrative	48,023	37,166	138,533	121,041
Research and development	4,313	4,555	14,650	14,813
Total operating expenses	52,336	41,721	153,183	135,854
Loss from operations	(2,622)	(4,025)	(13,423)	(35,078)
Interest income	45	48	107	389
Interest expense	6,809	6,203	20,931	18,012
Other (income) loss, net	711	542	686	(6,594)
Loss before income taxes	(10,097)	(10,722)	(34,933)	(46,107)
Provision for income taxes	612	424	906	2,342
Net loss	$(10,709)	$(11,146)	$(35,839)	$(48,449)

Basic and diluted net loss per share	$(0.35)	$(0.38)	$(1.19)	$(1.64)
Weighted average outstanding shares used for basic and diluted net loss per share	30,430,805	29,622,101	30,169,317	29,554,809

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,812	$75,572
Accounts receivable, net	77,920	77,497
Inventory	85,012	85,611
Prepaid expenses and other current assets	16,975	11,260
Total current assets	255,719	249,940
Long-term assets:
Property and equipment, net	73,307	75,615
Goodwill	1,209	1,209
Intangible assets, net	9,295	9,942
Right-of-use operating lease assets, net	3,341	4,339
Other non-current assets	16,005	16,122
Total assets	$358,876	$357,167
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$36,745	$43,109
Accrued liabilities	20,982	18,856
Other liabilities, short-term	13,884	20,177
Total current liabilities	71,611	82,142
Long-term liabilities:
Note payable, net	267,820	247,522
Operating lease liabilities, long-term	1,709	2,820
Other liabilities, long-term	2,142	1,136
Total liabilities	343,282	333,620
Shareholders’ equity:
Total shareholders’ equity	15,594	23,547
Total liabilities and shareholders’ equity	$358,876	$357,167

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(35,839)	$(48,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,334	7,078
Provision (recoveries) for credit losses	(213)	2,774
Share-based compensation	9,183	8,819
Loss (gain) from disposal of property and equipment	442	56
Unrealized foreign currency loss (gain), net	3,575	(10,012)
Amortization of right-to-use asset	697	626
Non-cash loss on contract termination	—	543
Non-cash interest expense, amortization of debt discount and debt issuance costs	11,837	2,558
Changes in operating assets and liabilities:
Accounts receivable	(721)	(4,996)
Inventory	2,082	(5,949)
Prepaid expenses and other current assets	(3,040)	308
Other assets	116	462
Accounts payable	(6,383)	(4,938)
Accrued liabilities	1,773	2,539
Operating lease liabilities	(508)	(595)
Other liabilities	(3,549)	(1,552)
Net cash used in operating activities	(13,214)	(50,728)
Cash flows from investing activities:
Purchases of property and equipment	(6,396)	(4,225)
Cash used in business acquisitions, net of cash acquired	—	(307)
Cost incurred for intangible assets	(1,839)	(835)
Net cash used in investing activities	(8,235)	(5,367)
Cash flows from financing activities:
Borrowings under Oaktree credit agreement	265,000	24,500
Repayment of Oaktree credit agreement	(246,367)	—
Payment of financing fees, Oaktree debt	(10,006)	—
Borrowings on short-term notes payable	—	10,000
Repayments of short-term notes payable for insurance premium financing	(2,490)	—
Proceeds from stock option exercises	17,540	383
Tax payments related to shares withheld upon vesting of restricted stock	(1,177)	(503)
Net cash provided by financing activities	22,500	34,380
Effect of exchange rate changes on cash and cash equivalents	(811)	1,992
Net increase (decrease) in cash and cash equivalents	240	(19,723)
Cash and cash equivalents at beginning of period	75,572	90,347
Cash and cash equivalents at end of period	$75,812	$70,624

ESTABLISHMENT LABS HOLDINGS INC.
Reconciliations of and Other Information Regarding Non-GAAP Financial Measures
(In thousands)
(Unaudited)
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income or loss excluding: (1) interest income and expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
Adjusted EBITDA includes additional adjustments for items such as share-based compensation, foreign currency gains and losses, third-party debt refinancing costs, litigation matters and restructuring costs (including related inventory charges). We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.

The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss	$(10,709)	$(11,146)	$(35,839)	$(48,449)
Interest expense	6,809	6,203	20,931	18,012
Interest income	(45)	(48)	(107)	(389)
Provision for income taxes	612	424	906	2,342
Depreciation and amortization	2,435	2,388	7,334	7,078
EBITDA	(898)	(2,179)	(6,775)	(21,406)
Share-based compensation	2,948	2,992	9,183	8,819
Foreign currency (gain) loss	298	359	1,280	(7,410)
Third-party debt refinancing costs	—	—	1,857	—
Litigation matters	1,268	—	2,805	—
Inventory charges associated with restructuring activities	1,253	—	1,253	—
Restructuring charges and other	1,515	—	3,209	543
Adjusted EBITDA	$6,384	$1,172	$12,812	$(19,454)

Adjusted Gross Margin
Adjusted gross margin is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain charges included in gross profit calculated in accordance with GAAP. Adjusted gross margin is defined as gross profit as a percentage of revenue as adjusted for certain charges. Management believes that adjusted gross margin is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted gross margin affords investors a view of what management considers the Company's core gross margin performance and the ability to make a more informed assessment of such core gross margin performance as compared with that of the prior year.
This release also includes information about our expectations regarding Adjusted gross margin on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted gross margin information because a reconciliation of such measure to our expected GAAP gross profit on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
The table below reflects the calculation of adjusted gross margin for the three and nine months ended September 30, 2026, and a comparison to the same prior year periods.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Gross profit	$49,714	69.1	$37,696	70.1	$139,760	70.1	$100,776	68.8
Inventory charges associated with restructuring activities	1,253	1.7	—	—	1,253	0.6	—	—
Adjusted gross profit	$50,967	70.8	$37,696	70.1	$141,013	70.7	$100,776	68.8

Adjusted Operating Expenses
Adjusted operating expenses is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain charges included in operating expenses in accordance with GAAP. Management believes that adjusted operating expenses is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted operating expenses affords investors a view of what management considers the Company's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.
This release also includes information about our expectations regarding Adjusted operating expenses on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted operating expenses information because a reconciliation of such measure to our expected GAAP gross profit on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
The table below reflects the calculation of adjusted operating expenses and adjusted operating expenses as a percentage of revenue for the three and nine months ended September 30, 2026, and a comparison to the same prior year periods.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Total operating expenses	$52,336	72.7	$41,721	77.6	$153,183	76.8	$135,854	92.8
Third-party debt refinancing costs	—	—	—	—	(1,857)	0.9	—	—
Litigation matters	(1,268)	1.8	—	—	(2,805)	1.4	—	—
Restructuring charges and other	(1,515)	2.1	—	—	(3,209)	1.6	—	—
Adjusted total operating expenses	$49,553	68.8	$41,721	77.6	$145,312	72.9	$135,854	92.8

Free Cash Flow
Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. We define free cash flow as net cash used in operating activities in a period minus payments for property and equipment and certain intangibles made in that period.

The Company's definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash used in operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.
The table below reflects the calculation of free cash flow for the three and nine months ended September 30, 2026, and a comparison to the same prior year periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net cash used in operating activities	$7,698	$(11,250)	$(13,214)	$(50,728)
Purchases of property and equipment	(885)	(1,848)	(6,396)	(4,225)
Cost incurred for intangible assets	(1,741)	(112)	(1,839)	(835)
Free cash flow	$5,072	$(13,210)	$(21,449)	$(55,788)

Net cash used in investing activities	$(2,626)	$(1,960)	$(8,235)	$(5,367)
Net cash (used in) provided by financing activities	(99)	29,454	22,500	34,380